                                                                    Exhibit 99.2


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, William A. Boyd, Chief Executive Officer, of Muzak Holdings LLC, certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of the Muzak Holdings LLC (the "Report"), that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ William A. Boyd

William A. Boyd
Chief Executive Officer
November 14, 2002